EXHIBIT 99.1

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”), dated as of March 5, 2014 is entered into between CollabRx, Inc. (the “Company”) and Clifford Baron (“Employee”).

WHEREAS, Employee has been offered the position of Vice President and Chief Operating Officer of the Company;

WHEREAS, the Company desires to employ and retain the services of Employee, and Employee wishes to commence employment with the Company, on the terms set forth in this Agreement;

NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth in this Agreement, the Company and the Employee agree as follows:

1.            Term of Employment.  Subject to the termination provisions hereinafter set forth, the Company will employ the Employee, and the Employee accepts employment with the Company, for a period of two years from the effective date of employment (the “Initial Term”).  The Initial Term shall be automatically renewed for successive one year periods (“Successive Terms”) unless either party gives ninety (90) calendar days written notice of nonrenewal prior to the expiration of the then-current term (the Initial Term and any Successive Term are jointly referred to herein as the “Term”).  The giving by the Company of a notice of nonrenewal shall be deemed to be a notice of termination without Cause given by the Company to the Employee for purposes of Section 8(a) hereof; provided, however, that the giving by the Company of a notice of nonrenewal within three (3) months before or twelve (12) months following a “change of control” shall be deemed to be a notice of termination without Cause given by the Company to the Employee for the purposes of Section 8(c) hereof.  Notwithstanding the above, or anything else provided herein, the Employee shall be an at-will employee, serving at the pleasure and direction of the Company’s Chief Executive Officer (the “CEO”).  Accordingly, either party may terminate the employment relationship at any time for any reason, subject, however, to the notice and any payment requirements set forth herein.

2.            Duties.     During the Term, the Employee will serve as Vice President and Chief Operating Officer, reporting to the CEO. The Employee will discharge such duties and responsibilities as are customary for such position or are prescribed from time to time by the Company. The Employee will devote his full time and attention to the affairs of the Company and will not enter the employ of or serve as a consultant to, or in any way perform any services for, with or without compensation, any other person, business or organization without the prior approval of the CEO.

3.            Maintaining Confidential Information/Property Rights.  The Employee agrees to sign and abide by all Company policies regarding confidential information and ethics including, but not limited to the Confidential & Proprietary Information and Intellectual Property/Property Rights policy, as attached hereto as Exhibit A.

4.            Non-Competition; Non-Solicitation.  During the Term, and for any Severance Period as provided in Section 8(a), the Employee shall not, directly or indirectly:

(a)            own, manage, operate, advise, consult, join, control or participate in the ownership, management, operation or control of, be employed by, perform services for, or be connected in any manner with, any enterprise which is engaged in utilizing an expert-based content aggregate strategy to create and distribute (through web-based or mobile applications or other means) high-value information (including, without limitation, information relating to diagnostic tests, clinical trials, drugs, and other therapies that may be correlated to genetic profiles, individually or by population) to patients, physicians and researchers for the purpose of assisting decision-making or planning therapies to treat diseases in the United States, Europe and Asia; provided, however, that such restriction shall not apply to Employee’s ownership of any passive investment representing an interest of less than five percent (5%) of an outstanding class of publicly traded securities; or

(b)            recruit, encourage or solicit any person who is an employee or contractor of the Company or any entity affiliated with the Company (each, an “Affiliated Entity”) to leave the Company’s or Affiliated Entity’s employ or service for any reason, or interfere in any material manner with employment or service relationships at the time existing between the Company or Affiliated Entity and the subject employee or contractor (except as may be required in any bona fide termination decision during the Term regarding any Company or Affiliated Entity employee) in order to induce such employee or contractor of the Company to accept other employment or a consulting agreement with any other person or entity.

The Employee acknowledges that the services that he shall provide to the Company under this Agreement are unique and that irreparable harm shall be suffered by the Company in the event of the breach by the Employee of any of his obligations under this Section 4, and that the Company shall be entitled, in addition to its other rights and remedies, whether legal or equitable, to enforce such obligations by an injunction or decree of specific performance. If any restriction set forth in this non-competition section is found by a court to be unreasonable, then the Employee agrees, and hereby submits, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable by such court.  In addition, if the Employee breaches this Section 4 during the Severance Period (as defined in Section 8(a) below), the Company’s obligation to continue to make payments to the Employee pursuant to Sections 8(a), (b) or (c) shall cease immediately.

5.            Salary and Incentives.

(a)            Salary.  During the Term, the Company will pay the Employee an annual salary of two hundred thousand dollars ($200,000) (the “Base Salary”), subject to applicable tax withholding and payable in accordance with the Company’s normal payroll practices.  During the Term, the CEO shall review the Employee’ Base Salary on an annual basis and, in his discretion, may award merit increases of Employee’s Base Salary in accordance with Company policy.  The Employee’s Base Salary may also be reduced during the Term, consistent with across-the-board salary reductions made with respect to similarly situated employees of the Company.

(b)            Incentive Payments.  Employee will be eligible to receive incentive bonus payments from time to time in accordance with any incentive bonus program adopted by the Company.  For the avoidance of doubt, Employee acknowledges that no such incentive bonus program is currently in effect.

(c)        Expenses.  The Company will reimburse the Employee for all reasonable travel, entertainment and miscellaneous expenses actually and necessarily incurred in connection with the performance of his duties under this Agreement, provided that the Employee’s expenses are in accordance with the Company’s current practices and that the Employee properly accounts for such expenses.  Any amounts payable under this Section 5(c) shall be made in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv) and shall be paid on or before the last day of the Employee’s taxable year following the taxable year in which the Employee incurred the expenses.  The amounts provided under this Section 5(c) during any taxable year of Employee’s will not affect such amounts provided in any other taxable year of the Employee’s, and the Employee’s right to reimbursement for such amounts shall not be subject to liquidation or exchange for any other benefit.

(d)       Inducement Restricted Stock Units and Options.  The Company has established an incentive award plan under which the Company’s Board of Directors may grant equity awards.  Employee must execute the Company’s standard restricted stock units (“RSUs”) or option agreements in order to receive RSUs or options, which will be subject to certain restrictions, forfeiture provisions and other terms and conditions as set forth in the RSU or option agreements and the plan.  Provided Employee signs the RSU agreement and subject to approval of the Company’s Board of Directors, Employee will be granted 10,000 RSUs, which will vest over a period of twelve (12) months with 833 RSUs vesting on the last day of each month following the effective date of employment during which the NASDAQ market is open for trading.  In addition, provided Employee signs the option agreement and subject to approval of the Company’s Board of Directors, Employee will be granted options to purchase 40,000 shares of the Company’s common stock, which will vest over a period of four (4) years, with 10,000 options vesting on the first anniversary of the date of grant, 10,000 options vesting on the second anniversary of the date of grant, and 833 options vesting on the last day of each subsequent month for 24 months following the second anniversary of the date of grant.

6.            Benefits.  The Employee will be entitled during the Term to participate in any vacation, health, pension, insurance or other benefit plan that is maintained by the Company for its employees and/or executives to the extent and in the manner prescribed by the applicable plan documents.

7.            Long-term Incentives.  The Employee will be eligible to receive annual long-term equity incentive awards from time to time in accordance with the terms and conditions of long-term equity incentive compensation plans and programs as in effect from time to time as recommended by the CEO and approved by the Company’s Compensation Committee and the Board of Directors.  Any long-term incentive grants shall be subject to the terms and conditions, including any vesting conditions, as recommended by the CEO and approved by the Company’s Compensation Committee and the Board of Directors in their sole discretion.

8.            Termination.

(a)            Termination by the Company Without Cause.  The Company may terminate the Employee’s employment under this Agreement without Cause at any time by giving no less than ninety (90) calendar days’ written notice to the Employee.  However, in the event of the Employee’s Separation from Service (as defined in Section 9(a) below) as a result of the Employee’s termination by the Company without Cause, and subject to the provisions of Section 9 below, the Company agrees that it will provide Employee with all accrued compensation, wages and benefits through the effective date of termination and pay and/or provide to the Employee the following:

(i)            an amount equal to one half (1/2) times the Employee’s then-prevailing Base Salary; plus

(ii)            six (6) months of COBRA premiums for Employee paid for by the Company (with any such payments to be treated as taxable compensation to the extent necessary to comply with Section 105(h) of the Internal Revenue Code) pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), provided that Employee is eligible for COBRA benefits and timely completes all documentation necessary to receive COBRA benefits; plus

(iii)            if (x) the effective date of termination is on or before the first anniversary of the effective date of employment and (y) Employee holds any outstanding long-term incentive awards (including, without limitation, stock options, stock appreciation rights, phantom shares, restricted stock or similar awards) that are not fully vested and, if applicable, exercisable with respect to all the shares subject thereto effective immediately prior to the date of termination, then the Company shall cause the portion of such outstanding and unvested long-term incentive awards that would otherwise become vested and exercisable in the twelve (12) months following the effective date of termination to become fully vested and, if applicable, exercisable effective immediately prior to the date of termination, and Employee shall have ninety days to exercise any stock options that vest pursuant to this Section.  In all other respects, such awards will continue to be subject to the terms and conditions of the plans, if any, under which they were granted and any applicable agreements between the Company and the Employee.

(iv)            if (x) the effective date of termination after the first anniversary of the effective date of employment and (y) Employee holds any outstanding long-term incentive awards (including, without limitation, stock options, stock appreciation rights, phantom shares, restricted stock or similar awards) that are not fully vested and, if applicable, exercisable with respect to all the shares subject thereto effective immediately prior to the date of termination, then the Company shall cause the portion of such outstanding and unvested long-term incentive awards that would otherwise become vested and exercisable in the twenty-four (24) months following the effective date of termination to become fully vested and, if applicable, exercisable effective immediately prior to the date of termination, and Employee shall have ninety days to exercise any stock options that vest pursuant to this Section.  In all other respects, such awards will continue to be subject to the terms and conditions of the plans, if any, under which they were granted and any applicable agreements between the Company and the Employee.

The amounts described in clause (i) and (ii) shall be paid in two equal lump sum installments, subject to applicable tax withholding, with the first installment to be made within sixty (60) days following the date of the Employee’s Separation from Service and the second installment to be made on the six month anniversary the Employee’s Separation from Service (the “Severance Period”).  For purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), the Employee’s right to receive the foregoing installment payments shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment shall at all times be considered a separate and distinct payment.  Notwithstanding any provision to the contrary in this Agreement, no amount shall be paid pursuant to this Section 8(a) unless, on or prior to the fifty-fifth (55th) day following the date of the Employee’s Separation from Service, the Employee has executed an effective waiver and release of claims agreement (the “Release”) in form and substance acceptable to the Company and any applicable revocation period has expired.

(b)            Termination by Employee for Good Reason.  The Employee may voluntarily elect to resign his employment with the Company prior to the end of the Term for Good Reason (as hereinafter defined) upon giving the Company ninety (90) calendar days’ advance notice in writing of such termination. In the event of the Employee’s Separation from Service for Good Reason, and subject to the provisions of Section 9 below, the Employee shall be entitled to receive the payments or benefits set forth in Section 8(a) as if such Separation from Service was as a result of the Employee’s termination by the Company without Cause.  “Good Reason” shall mean any of the following that are undertaken without the Employee’s express written consent: (i) the assignment to the Employee of principal duties or responsibilities, or the substantial reduction of the Employee’s duties and responsibilities, either of which is materially inconsistent with the Employee’s position as Vice President and Chief Operating Officer of the Company; (ii) a material reduction by the Company in the Employee’s annual Base Salary, except to the extent the salaries of other executive employees of the Company are similarly reduced; (iii) the Employee’s principal place of business is, without his consent, relocated by a distance of more than fifty (50) miles from the center of San Francisco and (iv) any material breach by the Company of any provision of this Agreement.

The Employee must provide written notice to the Company of the occurrence of any of the foregoing events or conditions without the Employee’s written consent within ninety (90) days of the occurrence of such event.  The Company shall have a period of thirty (30) days to cure such event or condition after receipt of written notice of such event from the Employee.  Any Separation from Service by reason of the Employee’s resignation for Good Reason following such thirty (30) day cure period must occur no later than the date that is six (6) months following the initial occurrence of one of the foregoing events or conditions without Employee’s written consent.  The Employee’s Separation from Service by reason of his resignation for Good Reason shall be treated as involuntary.

(c)            Termination in Connection With a Change in Control.  In the event of the Employee’s Separation from Service as a result of his termination by the Company without Cause or his resignation for Good Reason within three (3) months before or twelve (12) months following a “change of control” (as hereinafter defined), in lieu of any amounts payable under Sections 8(a) or (b), and subject to the provisions of Section 9 below, the Company agrees that it will pay the Employee a lump sum amount equal to the sum of:

(i)            an amount equal to one (1) times the Employee’s then-prevailing Base Salary; plus

(ii)           twelve (12) months of COBRA premiums for Employee paid for by the Company (with any such payments to be treated as taxable compensation to the extent necessary to comply with Section 105(h) of the Internal Revenue Code) pursuant to COBRA, provided that Employee is eligible for COBRA benefits and timely completes all documentation necessary to receive COBRA benefits.

The amounts described in clauses (i) and (ii) above shall be paid in a lump sum within sixty (60) days following the Employee’s Separation of Service.  Notwithstanding any provision to the contrary in this Agreement, no amount shall be paid pursuant to this Section 8(c) unless, on or prior to the fifty-fifth (55th) day following the date of the Employee’s Separation from Service, the Employee has executed an effective Release in form and substance acceptable to the Company and any applicable revocation period has expired.

In addition, and notwithstanding any provision to the contrary in any long-term incentive award agreement or long-term incentive compensation plan, in the event of the Employee’s Separation from Service as a result of his termination by the Company without Cause or his resignation for Good Reason within three (3) months before or twelve (12) months following a “change of control,” the Company shall cause all outstanding long-term incentive awards then held by the Employee (including, without limitation, stock options, stock appreciation rights, phantom shares, restricted stock or similar awards) to become fully vested and, if applicable, exercisable with respect to all the shares subject thereto effective immediately prior to the date of termination, and Employee shall have ninety days to exercise any stock options that vest pursuant to this Section.  In all other respects, such awards will continue to be subject to the terms and conditions of the plans, if any, under which they were granted and any applicable agreements between the Company and the Employee.

A “change of control” shall mean and include each of the following:

(i)            A transaction or series of transactions (other than an offering of the Company’s common stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii)            During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board of Directors together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (i) above or clause (iii) below whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)            The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A)            Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B)            After which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning fifty percent (50%) or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv)            The Company’s stockholders approve a liquidation or dissolution of the Company.

(d)            Termination by the Company for Cause.  Subject to the forty-five (45) day cure period, if applicable, set forth in this Section 8(d), the Company may immediately terminate the Employee’s employment at any time for Cause by giving written notice to the Employee specifying in reasonable detail the reason for such termination.  Upon any such termination for Cause, Employee shall be entitled to payment of all accrued and unpaid compensation and wages, but Employee shall have no right to compensation or benefits for any period subsequent to the effective date of termination.  For the purposes of this Agreement, “Cause” shall mean: the Employee willfully engages in an act or omission which is in bad faith and to the detriment of the Company, engages in misconduct, gross negligence, or willful malfeasance, in each case that causes material harm to the Company, breaches this Agreement in any material respect, habitually neglects or materially fails to perform his duties (other than any such failure resulting solely from the Employee’s physical or mental disability or incapacity) after a written demand for substantial performance is delivered to the Employee which identifies the manner in which the Company believes that the Employee has not performed the Employee’s duties, commits or is convicted of a felony or any crime involving moral turpitude, uses drugs or alcohol in a way that either interferes with the performance of his duties or compromises the integrity or reputation of the Company, or engages in any act of dishonesty involving the Company, disclosure of Company confidential information not required by the duties of the Employee, commercial bribery, or perpetration of fraud; provided, however, that the Employee shall have at least forty-five (45) calendar days to cure, if curable, any of the events which could lead to the Employee’s termination for Cause.

 (e)            Termination by Death or Disability.    In the event that the Employee dies or has a Separation from Service as a result of his Disability, he (or his heirs or estate) shall be entitled to receive any unpaid accrued compensation and wages and shall not be entitled to receive any severance payments hereunder.

(f)            Termination by Employee Without Good Reason.  The Employee may terminate his employment under this Agreement without Good Reason at any time by giving written notice to the Company.  Such termination will become effective upon the date specified in such notice, provided that such date is at least ninety (90) calendar days after the date of delivery of the notice.  Upon any such termination, the Company shall be relieved of all of its obligations under this Agreement, except for payment of all accrued compensation and wages  and the provision of benefits through the effective date of termination, and the Company may, in its sole discretion, cause the termination to become effective sooner than such ninety (90) day notice period.

9.            Limitations on Payment.

(a)            Payment Delay.  Notwithstanding anything herein to the contrary, to the extent any payments to the Employee pursuant to Section 8 are treated as non-qualified deferred compensation subject to Section 409A of the Code, then (i) no amount shall be payable pursuant to such section unless the Employee’s termination of employment constitutes a “separation from service” with the Company (as such term is defined in Treasury Regulation Section 1.409A-1(h) and any successor provision thereto) (a “Separation from Service”), and (ii) if the Employee, at the time of his Separation from Service, is determined by the Company to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code and the Company determines that delayed commencement of any portion of the termination benefits payable to the Employee pursuant to this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code (any such delayed commencement, a “Payment Delay”), then such portion of the Employee’s termination benefits described in Section 8 shall not be provided to the Employee prior to the earlier of (A) the expiration of the six-month period measured from the date of the Employee’s Separation from Service, (B) the date of the Employee’s death or (C) such earlier date as is permitted under Section 409A.  Upon the expiration of the applicable Code Section 409A(a)(2)(B)(i) deferral period, all payments deferred pursuant to a Payment Delay shall be paid in a lump sum to the Employee within thirty (30) days following such expiration, and any remaining payments due under the Agreement shall be paid as otherwise provided herein.  The determination of whether the Employee is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of his Separation from Service shall be made by the Company in accordance with the terms of Section 409A of the Code and applicable guidance thereunder (including without limitation Treasury Regulation Section 1.409A-1(i) and any successor provision thereto).

(b)            Exceptions to Payment Delay.  Notwithstanding Section 9(a), to the maximum extent permitted by applicable law, amounts payable to the Employee pursuant to Section 8 shall be made in reliance upon Treasury Regulation Section 1.409A-1(b)(9) (with respect to separation pay plans) or Treasury Regulation Section 1.409A-1(b)(4) (with respect to short-term deferrals).  Accordingly, the severance payments provided for in Section 8 may not be intended to provide for any deferral of compensation subject to Section 409A of the Code to the extent (i) the severance payments payable pursuant to Section 8, by their terms and determined as of the date of the Employee’s Separation from Service, may not be made later than the fifteenth (15th) day of the third calendar month following the later of (A) the end of the Company’s fiscal year in which the Employee’s Separation from Service occurs or (B) the end of the calendar year in which the Employee’s Separation from Service occurs, or (ii) (A) such severance payments do not exceed an amount equal to two times the lesser of (1) the amount of Employee’s annualized compensation based upon the Employee’s annual rate of pay for the calendar year immediately preceding the calendar year in which the Employee’s Separation from Service occurs (adjusted for any increase during the calendar year in which such Separation from Service occurs that would be expected to continue indefinitely had the Employee remained employed with the Company) or (2) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) for the calendar year in which the Employee’s Separation from Service occurs, and (B) such severance payments shall be completed no later than December 31 of the second calendar year following the calendar year in which the Employee’s Separation from Service occurs.  Moreover, the COBRA premium payments contemplated under Section 8 are intended to be exempt from Section 409A of the Code pursuant to Treasury Regulation Section 1.409A-1(b)(9)(v) as direct service recipient payments for medical benefits.

(c)            Interpretation.  To the extent the payments and benefits under this Agreement are subject to Section 409A of the Code, this Agreement shall be interpreted, construed and administered in a manner that satisfies the requirements of Sections 409A(a)(2), (3) and (4) of the Code and the Treasury Regulations thereunder (and any applicable transition relief under Section 409A of the Code).

(d)            Parachute Payments.  Notwithstanding anything contained in this Agreement to the contrary, to the extent that payments and benefits provided under this Agreement or otherwise to the Employee (such payments or benefits are collectively referred to as the “Payments”) would be subject to the excise tax (the “Excise Tax”) imposed under Section 4999 of the Code, the Payments shall be reduced (but not below zero) to the extent necessary so that no Payment to be made or benefit to be provided to the Employee shall be subject to the Excise Tax, but only if, by reason of such reduction, the net after-tax benefit received by such the Employee shall exceed the net after-tax benefit received by him if no such reduction was made.  For purposes of this Section 9(d), “net after-tax benefit” shall mean (i) the Payments which the Employee receives or is then entitled to receive from the Company that would constitute “parachute payments” within the meaning of Section 280G of the Code, less (ii) the amount of all federal, state and local income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to the Employee (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing), less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code.  The foregoing determination will be made by a nationally recognized accounting firm (the “Accounting Firm”) selected by the Employee and reasonably acceptable to the Company (which may be, but will not be required to be, the Company's independent auditors).  The Company will direct the Accounting Firm to submit its determination and detailed supporting calculations to both the affected Employee and the Company within fifteen (15) calendar days after the Employee’s date of Separation from Service.  If the Accounting Firm determines that such reduction is required by this Section 9(d), and no Payment constitutes non-qualified deferred compensation that is subject to Section 409A of the Code, the Employee, in the Employee’s sole and absolute discretion, may determine which Payments shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, and the Company shall pay such reduced amount to him.  If the Accounting Firm determines that a reduction is required by this Section 9(d), and any Payment constitutes a “deferral of compensation” within the meaning of Section 409A of the Code, then the Payments shall be reduced in the following order: (a) reduction in the cash severance payments described herein (with such reduction being applied to the payments in the reverse order in which they would otherwise be made, that is, later payments shall be reduced before earlier payments); (b) reduction in any other cash payments payable to the Employee (with such reduction being applied to the payments in the reverse order in which they would otherwise be made, that is, later payments shall be reduced before earlier payments); (c) cancellation of acceleration of vesting on any equity awards for which the exercise price exceeds the then fair market value of the underlying equity; and (d) cancellation of acceleration of vesting of equity awards not covered under (c) above; provided, however that in the event that acceleration of vesting of equity awards is to be cancelled, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of such equity awards, that is, later equity awards shall be canceled before earlier equity awards.

10.            Arbitration.

The Employee and the Company agree to submit any and all disputes, controversies, or claims between them based upon, relating to, or arising from the Employee’s employment by the Company or the terms of this Agreement (other than workers’ compensation claims) to final and binding arbitration before a single neutral arbitrator in San Francisco, California.  Subject to the terms of this paragraph, the arbitration proceedings shall be initiated in accordance with, and governed by, the National Rules for the Resolution of Employment Disputes (“Rules”) of the American Arbitration Association (“AAA”).  The arbitrator shall be appointed by agreement of the parties hereto or, if no agreement can be reached, by the AAA pursuant to its Rules.  Notwithstanding the Rules, the parties may take discovery in accordance with Sections 1283.05(a)-(d) of the California Code of Civil Procedure (but not subject to the restrictions of Section 1283.05(e)), and prior to the arbitration hearing the parties may file, and the arbitrator shall rule on, pre-trial motions such as demurrers and motions for summary judgment (applying the procedural standard embodied in Rule 56 of the Federal Rules of Civil Procedure).  The time for filing such motions shall be determined by the arbitrator.  The arbitrator will rule on all pre-trial motions at least ten (10) business days prior to the scheduled hearing date.  Arbitration may be compelled, the arbitration award shall be enforced, and judgment thereon shall be entered, pursuant to the California Arbitration Act (Code of Civil Procedure §§ 1280 et seq.).  The prevailing party in any such arbitration shall be entitled to recover from the other, and the arbitrator is instructed to award to the prevailing party, an amount equal to the reasonable attorneys’ fees and costs (including expert witness fees) incurred in connection with the arbitration, except that the Company shall bear AAA’s administrative fees and the arbitrator’s fees and costs.  If any party is required to compel arbitration of a dispute governed by this paragraph, the party prevailing in that proceeding shall be entitled to recover from the other party its reasonable costs and attorneys’ fees and expenses incurred to compel arbitration; provided, however, that the prevailing party shall be reimbursed for such fees, costs and expenses within forty-five days following any such award, but in no event later than the last day of the Employee’s taxable year following the taxable year in which the fees, costs and expenses were incurred; provided, further, that the parties’ obligations pursuant to this sentence shall terminate on the tenth (10th) anniversary of the date of the Employee’s termination of employment.  This paragraph is intended to be the exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Agreement or relating to the Employee’s employment; provided, however, that neither this Agreement nor the submission to arbitration shall limit the parties’ right to seek provisional relief, including without limitation injunctive relief, in any court of competent jurisdiction.  Both the Employee and the Company expressly waive their right to a jury trial.  This paragraph shall survive the expiration or termination of this Agreement.  If any part of this paragraph is found to be void as a matter of law or public policy, the remainder of the paragraph will continue to be in full force and effect.

11.            Miscellaneous.

(a)            Assignment.  The rights and obligations of the parties under this Agreement shall inure to the benefit of and be binding upon their respective successors and assigns.  The Employee agrees that the Company may assign its rights and obligations under this Agreement or any successor-in-interest.  The Employee may assign his rights and obligations hereunder only with the express written consent of the Company, except that the rights under this Agreement shall inure to the benefit of the Employee’s heirs or assigns in the event of his death.  Except as expressly provided in this paragraph, no party may assign its/his rights and obligations hereunder; and any attempt to do so will be void.

(b)            Severability.   If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision, such provision shall be replaced by a provision that is valid and enforceable and that as closely as possible reflects the parties’ intent with respect to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from any of the parties to any other.  The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision was not included.

(c)            Notice.    Notices given pursuant to the provisions of this Agreement shall be delivered personally or sent by certified mail, postage pre-paid, or by overnight courier, or by fax, to the Company’s then-current business address or, in the event the notice is to the Employee, to the address that Employee has represented to the Company as current.

(d)            Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to the conflict of laws rules thereof.

(e)            Waiver; Amendment.   The waiver by any party to this Agreement of a breach of any provision hereof by any other party shall not be construed as a waiver of any subsequent breach.  No provision of this Agreement may be terminated, amended, supplemented, waived or modified other than by an instrument in writing, signed by the party against whom the enforcement of the termination, amendment, supplement, waiver or modification is sought.  If the Employee and the Company determine that any payments or benefits payable under this Agreement intended to comply with Sections 409A(a)(2), (3) and (4) of the Code do not comply with Section 409A of the Code, the Employee and the Company agree to amend this Agreement, or take such other actions as the Employee and the Company deem reasonably necessary or appropriate, to comply with the requirements of Section 409A of the Code, the Treasury Regulations thereunder (and any applicable transition relief) while preserving the economic agreement of the parties.  If any provision of the Agreement would cause such payments or benefits to fail to so comply, such provision shall not be effective and shall be null and void with respect to such payments or benefits, and such provision shall otherwise remain in full force and effect.

(f)            Entire Agreement.  This Agreement and the other agreements referenced herein represent the entire agreement between the parties with respect to the subject matter of this Agreement (and those agreements) and supersede any previous agreement or understanding.

(g)            Execution in Counterparts.  This Agreement may be executed in counterparts with the same force and effectiveness as though executed as a single document.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the day and year first written above.

COLLABRX, INC.		EMPLOYEE

By:	/s/ Thomas R. Mika	/s/ Clifford Baron
	Thomas R. Mika	Clifford Baron
President & CEO

EXHIBIT A

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

The following confirms and memorializes an agreement that CollabRx, Inc., a Delaware corporation (the “Company”) and I, Clifford Baron, have had since the commencement of my employment (which term, for purposes of this agreement, shall be deemed to include any relationship of service to the Company that I may have had prior to actually becoming an employee) with the Company in any capacity and that is and has been a material part of the consideration for my employment by Company:

I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with Company.  I will not violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company.  Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with Company to and only to the fullest extent allowed by California Labor Code Section 2870 (which is attached as Appendix A) (collectively “Inventions”) and I will promptly disclose all Inventions to Company.  Without disclosing any third party confidential information, I will also disclose anything I believe is excluded by Section 2870 so that the Company can make an independent assessment.  I hereby make all assignments necessary to accomplish the foregoing.  I shall further assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned.  I hereby irrevocably designate and appoint Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me.  If I wish to clarify that something created by me prior to my employment that relates to Company’s actual or proposed business is not within the scope of the foregoing assignment, I have listed it on Appendix B in a manner that does not violate any third party rights or disclose any confidential information. Without limiting Section 1 or Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of Company, I use or (except pursuant to this Section 2) disclose my own or any third party’s confidential information or intellectual property (or if any Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), Company will have and I hereby grant Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”).  To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by Company and agree not to assert any Moral Rights with respect thereto.  I will confirm any such ratifications, consents and agreements from time to time as requested by Company.

I agree that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to Company or the business or demonstrably anticipated business of Company or that are received by or for Company in confidence, constitute “Proprietary Information.”  I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information.  However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine.  Upon termination of my employment, I will promptly return to Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement.  I also recognize and agree that I have no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

Until one year after the term of my employment, I will not encourage or solicit any employee or consultant of Company to leave Company for any reason (except for the bona fide firing of Company personnel within the scope of my employment).

I agree that during the term of my employment with Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company.

I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause.  In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement.  However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the Chief Executive Officer of Company.

I agree that my obligations under paragraphs 2, 3, 4 and 5 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine.  My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of Company, it subsidiaries, successors and assigns.

Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof.  I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to Company for which damages would not be an adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond.
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I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION.  NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT.  I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

March 5, 2014	Employee

/s/ Clifford Baron
Signature

Clifford Baron
Name (Printed)

Accepted and Agreed to: CollabRx, Inc.

By	/s/ Thomas Mika
Name	Thomas Mika
Title	President and CEO

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APPENDIX  A

California Labor Code Section 2870.  Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

Result from any work performed by the employee for his employer.

To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.